Exhibit 99.3

ILLINOIS TOOL WORKS INC.
2011 CHANGE-IN-CONTROL SEVERANCE COMPENSATION POLICY
(Approved by the Board of Directors on December 10, 2010)
(Effective January 1, 2011)

ARTICLE I — INTRODUCTION

Section 1.1 Background. The Board of Directors (the “Board”) of Illinois Tool Works Inc. (the “Company”) has considered the effect a Corporate Change of the Company may have on certain Executives of the Company. The Board recognizes and understands the concern such Executives have for their careers and their personal financial security in the event of a Corporate Change. As a result, absent appropriate assurances, such Executives are likely to seek more secure career opportunities elsewhere if a Corporate Change of the Company is perceived to be a real possibility or if a Corporate Change transaction is proposed or threatened.

Section 1.2 Purpose. This Policy is designed to encourage Executives to remain employees of the Company and its Subsidiaries notwithstanding the time pressure and financial uncertainty which may result from a proposed or threatened Corporate Change transaction and notwithstanding the outcome of any such proposed transaction, to enable Executives to make career decisions and to assure fair treatment of such Executives in the event of a Corporate Change of the Company. This Policy is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code. Severance Payments under the Policy are intended to be “short-term deferrals” within the meaning of the regulations promulgated under Section 409A of the Code.

ARTICLE II — ESTABLISHMENT OF THE POLICY

Section 2.1 Establishment of Policy. As of January 1, 2011, the Company hereby establishes this severance compensation policy known as the “Illinois Tool Works Inc. 2011 Change-in- Control Severance Compensation Policy” (this “Policy”).

Section 2.2 Applicability of Policy. The benefits provided by this Policy shall be available to all Executives who, at or after the Effective Date, meet the eligibility requirements of Article IV hereof.

Section 2.3 Contractual Right to Benefits. Subject to the provisions of Article VIII hereof, this Policy establishes and vests in each Participant a contractual right to the benefits to which he or she is entitled hereunder, enforceable by the Participant against the Company on the terms and subject to the conditions hereof.

ARTICLE III — DEFINITIONS AND CONSTRUCTION

Section 3.1 Definitions. The following terms shall have the following meanings when used in this Policy with initial capital letters:

(a) “Base Pay” of a Participant means the Participant’s annual base salary rate as in effect on the Termination Date from the Participant’s Employer(s); provided, however, that any reductions in Base Pay following the date of the Corporate Change will not be taken into account when determining Base Pay hereunder.

(b) “Board” means the board of directors of the Company.

(c) “Cause” means without the written consent of the Company, the Participant (i) participates in dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company, an Employer or a Subsidiary, (ii) commits any unlawful or criminal activity of a serious nature, (iii) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties or (iv) materially breaches any confidentiality or noncompete agreement entered into with the Employer.  The Company shall have the burden of proving that Cause exists.

For purposes of this Policy, the Participant shall not be deemed to have been terminated for “Cause” hereunder unless (i) the Participant receives a Notice of Termination setting forth the grounds for the termination at least 30 calendar days prior to the specified Termination Date, (ii) if requested by the Participant, the Participant (and/or the Participant’s counsel or other representative) is granted a hearing before the full Board and (iii) a majority of the members of the full Board determine that the Participant violated one or more of the provisions of the definition of “Cause” set forth above.

(d) “Corporate Change” means any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation or reorganization of the Company with any other corporation, or any similar transaction, after which the holders of common stock of the Company immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale to any person or entity, other than a wholly owned subsidiary, of Company assets having a total gross fair market value of at least 40% of the total gross fair market value of all Company assets; (iv) any entity, person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding common stock of the Company; or (v) the individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either (i) a stockholder nomination pursuant to Rule 14a-11 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, or (ii) an actual or threatened solicitation of proxies by or on behalf of anyone other than the Board.

(e) (f)	“Code” means the Internal Revenue Code of 1986, as amended. “Committee” means the Compensation Committee of the Board.

(g) “Company” means Illinois Tool Works Inc., a Delaware corporation, and any successor thereto as provided in Section 7.1 hereof.

(h) “Effective Date” means January 1, 2011.

(i) “Employer” means the Company or any Subsidiary of the Company which employs an Executive.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Executive” means any individual who is employed by an Employer as a salaried employee on a substantially full-time basis and who is designated as eligible for participation under this Policy by the Committee.

(l) “Good Reason” means, without the express written consent of the Participant: (i) any material reduction in overall responsibilities, level of authority, or level of reporting (for Vice Presidents and above); (ii) any material reduction in base salary other than a reduction which is applied to all non-union employees of the Company or Subsidiary in the same dollar amount or percentage; or (iii) the Company’s or Subsidiary’s requiring the Participant to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant’s work during the 90-day period immediately preceding the Corporate Change, except for travel reasonably required in the performance of the Participant’s responsibilities. Before a termination by the Participant will constitute termination for Good Reason, the Participant must give notice of his or her termination of employment within 90 calendar days of the occurrence of the event that constitutes Good Reason. Failure to provide such notice within such 90-day period shall be conclusive proof that the Participant shall not have Good Reason to terminate employment. For purposes of this paragraph, Good Reason shall exist only if the Company or Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination of employment from the Participant.

(m) “Incentive Pay” means the average of the last three years annual incentive bonus pursuant to an incentive bonus award which is based on a one-year Performance Period under the Illinois Tool Works Inc. Executive Incentive Plan (or any successor thereto) or other incentive bonus plan, as applicable to the Participant.

(n) “Notice of Termination” means (i) a written notice of termination by the Company to the Executive or (ii) a written notice of termination for Good Reason by the Executive to the Company, in either case, setting forth in reasonable detail the specific reason for termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

(o) “Participant” means an Executive who meets the eligibility requirements of Article IV hereof, other than an Executive who has entered into an employment, severance or other similar agreement with the Company (other than a stock option, restricted stock, restricted stock unit or performance unit agreement or other form of participation document entered into pursuant to an Employer-sponsored plan which may incidentally refer to accelerated vesting or accelerated payment upon a change in control (as defined in such separate plan or document)) which becomes operative upon the occurrence of a change in control of the Company (as defined in such agreement).

(p) “Policy” means this Change-in-Control Severance Compensation Policy.

(q) “Protection Period” means the period of time commencing on the date of the first occurrence of a Corporate Change and continuing until the second anniversary of the occurrence of the Corporate Change.

(r) “Severance Payment” means the payment of compensation as provided in Article V hereof subsequent to either a termination of employment or Corporate Change, as applicable.

(s) “Subsidiary” means any corporation or other legal entity in which the Company directly or through intervening subsidiaries owns 50% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 50% or more interest in the capital and profits.

(t) “Termination Date” means, (i) with respect to a termination by the Employer, the date on which the Participant’s employment is terminated as stated in the Notice of Termination and (ii) with respect to a termination by the Participant for Good Reason, the date that is 15 calendar days following the Company’s receipt of the Notice of Termination.

Section 3.2 Status of Policy/Applicable Law.

(a) This Policy is classified as a “payroll practice” under Department of Labor Regulation Section 2510.3-1(b) and, as such is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Policy will be interpreted and administered accordingly.

(b) This Policy shall be administered, construed and enforced according to the laws of the State of Illinois.

Section 3.3 Severability. If a provision of this Policy shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Policy and this Policy shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE IV — ELIGIBILITY

Section 4.1 Participation. Each person who is an Executive on the Effective Date shall be a Participant on the Effective Date. Thereafter, each other person who becomes an Executive prior to both

(a) a Corporate Change, and

(b) unless specifically provided for by the Board at the time a Participant is designated as an Executive, the date a notice of termination of the Policy is provided under Section 8.1(a), shall automatically become a Participant on the day on which such person becomes an Executive.

Section 4.2 Duration of Participation. A Participant shall cease to be a Participant and shall have no rights hereunder, without further action, when he or she ceases to be an Executive, unless such Participant is then entitled to payment of a Severance Payment as provided in Section 5.1 hereof. A Participant entitled to a Severance Payment shall remain a Participant in this Policy until the full amount of the Severance Payment has been paid to the Participant.

ARTICLE V - SEVERANCE PAYMENTS
Section 5.1	Right to Severance Payment; Severance Payments Subject to Amendment and Forfeiture.

(a) Subject to Subsections (c) and (d) below and to Section 5.2(b), a Participant shall be entitled to receive from the Employer a Severance Payment in the amount provided in Section 5.2 hereof if there has been a Corporate Change and if, after a Corporate Change and within the Protection Period: (i) the Participant’s employment by an Employer shall be terminated by the Employer without Cause or (ii) the Participant shall terminate employment with an Employer for Good Reason.

(b) Notwithstanding the provisions of Section 5.1(a), any termination of employment of the Participant or removal of the Participant from the office or position in the Employer that occurs prior to a Corporate Change but which the Participant reasonably demonstrates occurred at the request of a third party who had taken steps reasonably calculated to effect the Corporate Change shall be deemed to be a termination or removal of the Participant after a Corporate Change for purposes of this Policy.

(c) A Participant shall not be entitled to receive any Severance Payment (other than a payment made in accordance with Section 5.2(b)) hereunder unless, no later than by March 1 of the calendar year following the calendar year of the Participant’s Termination Date (i) he or she has signed and returned to the Company a release in the form prescribed by the Company and (ii) the applicable rescission period for such release has expired.

(d) Notwithstanding anything to the contrary contained in this Policy, any Severance Payment hereunder is subject to forfeiture, in whole or in part (and the Committee may from time to time amend the amount of any Severance Payment to be paid hereunder) in order to: (i) comply with applicable law, regulation, stock exchange rule or accounting rule, or (ii) comply with any Company policy regarding the recovery of erroneously awarded incentive-based compensation in effect immediately prior to the Corporate Change.

Section 5.2 Amount of Severance Payment.

(a) Each Participant entitled to a Severance Payment under this Policy shall receive the following Severance Payment from the Company; provided, however, that the amount of any such cash payments determined pursuant to this Section 5.2(a) shall be reduced by an amount equal to the aggregate amount of any other cash payments in the nature of severance payments paid or payable by the Company or any other Employer or any Subsidiary pursuant to any agreement, policy, program, arrangement or requirement of statutory or common law (other than this Policy or cash payments received in lieu of stock incentives):

(i) a lump sum cash payment in an amount equal to two times the sum of (A) the Participant’s Base Pay plus (B) Incentive Pay; plus

(ii) a lump sum cash payment in an amount equal to the full value of the Participant’s annual bonus award, as notified to the Participant for the year in which the Termination Date occurs (with all applicable performance goals deemed achieved at the greater of (x) the applicable target amount as notified to the Participant for the performance period in which the Termination Date occurs, and (y) the level of achievement of the performance goals for such award, taking into account performance through the latest date preceding the Termination Date as to which performance can, as a practical matter, be determined (but not later than the end of the performance period)), as if the Participant were a participant in the Company’s Executive Incentive Plan or other successor incentive bonus plan of the Company, prorated for the number of days in the fiscal year that have elapsed as of the Termination Date; plus

(iii) a lump sum cash payment in an amount equal to the full value of any cash incentive award with a performance period greater than one year, as notified to the Participant for the year in which the Termination Date occurs (with all applicable performance goals deemed achieved at the greater of (x) the applicable target amount as notified to the Participant for the performance period in which the Termination Date occurs, and (y) the level of achievement of the performance goals for such award, taking into account performance through the latest date preceding the Termination Date as to which performance can, as a practical matter, be determined (but not later than the end of the performance period)), pursuant to or as if the Participant were a participant in the Company’s 2011 Long-Term Incentive Plan or other successor plan for purposes of such cash incentive award, prorated for the number of days in the performance period that have elapsed as of the Termination Date.

(b) Notwithstanding any provisions of Sections 5.1(a), (b) and (c) or 5.2(a) to the contrary with respect to any Participant, if the awards described in Section 5.2(a)(ii) and (iii) (“Awards”) above are not replaced with Replacement Awards (defined below) at the time of the Corporate Change, then such Awards shall be deemed to be earned and immediately payable in an amount equal to the full value of such Awards (with all applicable performance goals deemed achieved at the greater of (x) the applicable target amount as notified to the Participant for the performance period in which the Corporate Change occurs, and (y) the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Corporate Change, taking into account performance through the latest date preceding the Corporate Change as to which performance can, as a practical matter, be determined (but not later than the end of the performance period)), multiplied by a fraction, the numerator of which is the number of days during the applicable performance period before the date of the Corporate Change, and the denominator of which is the number of days in the applicable performance period; provided, however, that such fraction shall be equal to one in the event that the applicable performance goals in respect of such Awards have been fully achieved as of the date of such Corporate Change; and provided, further, that the amount of any such cash payments determined pursuant to this Section 5.2(b) shall be reduced by an amount equal to the aggregate amount of any other cash payments in the nature of severance payments paid or payable by the Company or any other Employer or any Subsidiary pursuant to any agreement, policy, program, arrangement or requirement of statutory or common law (other than this Policy or cash payments received in lieu of stock incentives). A “Replacement Award” is an Award that is (i) of the same type as the Award being replaced, (ii) has a value at least equal to the value of the Award being replaced, and (iii) contains terms and conditions that are not less favorable to the Participant than the terms and conditions of the Award being replaced. A Replacement Award may take the form of a continuation of the original Award if the requirements in the preceding sentence are satisfied. The determination of whether such requirements are satisfied shall be made by the Committee, as constituted immediately before the Corporate Change, in its sole discretion.

(c) Notwithstanding any provision of this Policy to the contrary, if any amount or benefit to be paid or provided under this Policy or any other plan or agreement between the Participant and an Employer would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Policy shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to the Participant, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). If requested by the Participant or the Employer, the determination of whether any reduction in such payments or benefits to be provided under this Policy or otherwise is required pursuant to the preceding sentence shall be made by the Company’s independent accountants, at the expense of the Company, and the determination of the Company’s independent accounts shall be final and binding on all persons. The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 5.2(c) shall not of itself limit or otherwise affect any other rights of the Participant pursuant to this Policy. In the event that any payment or benefit intended to be provided under this Policy or otherwise is required to be reduced pursuant to this Section, payment under this Policy shall be reduced before payments under any other arrangements are reduced.

(d) The Participant shall not be required to mitigate damages or the amount of his or her Severance Payment by seeking other employment or otherwise, nor shall the amount of such payment be reduced by any compensation earned by the Participant as a result of employment after the termination of his or her employment by an Employer.

Section 5.3 Time of Severance Payment. The Severance Payment to which a Participant is entitled under Section 5.2(a) shall be paid to the Participant by the Company in cash and in full within 10 business days of the Participant’s Termination Date or as soon as practicable but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Termination Date occurs, subject to Section 5.1(c). The Severance Payment to which a Participant is entitled under Section 5.2(b) shall be paid to the Participant by the Company in cash and in full within 10 business days of the Corporate Change or as soon as practicable but in no event later than March 15 of the calendar year following the calendar year in which the Corporate Change occurs, subject to Section 5.1(c). If such a Participant should die before all amounts payable to him have been paid, such unpaid amounts shall be paid to the Participant’s spouse, if living, otherwise to the Participant’s estate.

Section 5.4 Liability for Payment. The Company shall be solely liable for and shall pay the Severance Payments (or cause the Severance Payments to be paid) to the Executive.

ARTICLE VI — OTHER RIGHTS AND BENEFITS NOT AFFECTED

Section 6.1 Other Benefits. Except as provided in Section 5.2(c), neither the provisions of this Policy nor the Severance Payment provided for hereunder shall reduce or increase any amounts otherwise payable, or in any other way affect a Participant’s rights as an employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase or employment agreement, policy (other than this Policy), program or arrangement (collectively, the “Other Plans”), except to the extent specifically provided under such Other Plans.

Section 6.2 Certain Limitations. This Policy does not constitute a contract of employment or impose on any Participant, the Company or any other Employer any obligation to retain any Participant as an employee or in any other capacity, to change or not change the status, terms or conditions of any Participant’s employment, or to change or not change the Employer’s policies regarding termination of employment.

ARTICLE VII — SUCCESSORS

Section 7.1 Successors. Without limiting the obligations of any person or entity under applicable law, the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Policy, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company,” as used in this Policy, shall mean the Company as hereinbefore defined and any successor assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Policy.

ARTICLE VIII - DURATION, AMENDMENT AND TERMINATION
Section 8.1	Duration/Termination.

(a) If a Corporate Change has not occurred, this Policy will terminate as to all Participants on the date that is 2 years following the giving of notice to each Participant (determined as of the date of the notice) that the Board has determined that the Policy will terminate. If a Corporate Change has occurred, this Policy will terminate as to all Participants upon the expiration of the Protection Period.

(b) Notwithstanding the foregoing, if a Corporate Change occurs, this Policy shall continue in full force and effect, and shall not terminate or expire until after all Participants who were Participants on the date of the Corporate Change who became entitled to a Severance Payment hereunder shall have received such payment in full.

Section 8.2 Amendment. Unless a Corporate Change has previously occurred, this Policy may be amended in any respect by the Board; provided, however, that no such amendment shall adversely affect the rights of a Participant under this Policy without the Participant’s consent unless such amendment does not become effective until the date that is two years following the giving of notice to all Participants of the adoption of such amendment. If a Corporate Change occurs, notwithstanding the foregoing, this Policy no longer shall be subject to amendment, change, substitution, deletion or revocation in any respect.

Section 8.3 Form of Amendment/Termination. The form of any proper amendment or termination of this Policy shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board as provided in Sections 8.1 or 8.2 hereof. A proper amendment of this Policy automatically shall effect a corresponding amendment to all Participants’ rights hereunder. A proper termination of this Policy automatically shall effect a termination of all Participants’ rights and benefits hereunder without further action.

ARTICLE IX - MISCELLANEOUS SECTION
Section 9.1	Legal Fees and Expenses/Binding Arbitration.

(a) It is the intent of the Company that Participants not be required to incur any expenses associated with the enforcement of rights under this Policy because the cost and expense thereof would substantially detract from the benefits intended to be extended to Participants hereunder. Accordingly, if the Company or any other Employer, as the case may be, has failed to comply with any of its obligations under this Policy or in the event that the Company or any other Employer, or any other person takes any action to declare this Policy void or unenforceable, or institutes any litigation designed to deny, or to recover from, a Participant the benefits intended to be provided to the Participant hereunder, the Company and each Employer irrevocably authorizes the Participant from time to time to retain counsel of his or her choice, at the expense of the Company, as hereafter provided, to represent the Participant in connection with the initiation or defense of any legal action, whether by or against the Company or any Employer, in any jurisdiction. The Company shall pay or cause to be paid and shall be solely responsible for any and all reasonable attorneys’ fees and expenses incurred by the Participant in enforcing his or her rights hereunder individually (but not as a representative of any class) as a result of the Company’s or any Employer’s failure to perform this Policy or any provision hereof or as a result of the Company or any Employer or any successor thereto contesting the validity or enforceability of this Policy or any provision hereof.

(b) Notwithstanding any provision of this Policy to the contrary (including, without limitation, determining whether a termination is for Cause or with Good Reason), any dispute or controversy arising under or in connection with this Policy shall be settled by binding arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Participant within 50 miles from the location of his or her job with his or her Employer, in accordance with current Employment Dispute rules of the American Arbitration Association (“AAA”) then in effect. Within fifteen days after the commencement of arbitration, each of the Company and the Participant shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten days of their appointment. If the arbitrators are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. Judgment shall be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company.

(c) Notwithstanding any provision of this Policy to the contrary, all fees and expenses subject to payment or reimbursement pursuant to this Section 9.1 shall be paid not later than the last day of the calendar year following the calendar year in which the Participant incurs such fees or expenses. The Participant shall be solely responsible for timely providing to the Company sufficient proof of the fees and expenses to be paid or reimbursed pursuant to this Section.

Section 9.2 Withholding of Taxes. An Employer may withhold from any amounts payable under this Policy all foreign, federal, provincial, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

Section 9.3 Participant Successors.

(a) This Policy shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(b) The rights under this Policy are personal in nature and neither the Company nor any Participant shall, without the consent of the other, assign, transfer or delegate any rights or obligations hereunder except as contemplated in Section 7.1 hereof. Without limiting the generality of the foregoing, the Participant’s right to receive a Severance Payment hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 9.3(b), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

(c) The Company and each Participant recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company, and each Participant hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Policy.

Section 9.4 Notices. For all purposes of this Policy, all communications, including without limitation notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the General Counsel of the Company) at its principal executive office and to any Participant at his or her principal residence as shown in the relevant records of the Employer, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.